Exhibit 99.1
Investor and Media Relations:	Patricia Figueroa +1 (617) 747-3300 ir@amg.com pr@amg.com

AMG Reports Financial and Operating Results for the First Quarter of 2026

Company reports Diluted EPS of $3.84, Economic EPS of $8.23 in the first quarter

Record AUM of $882 billion and record positive net client cash flows of more than $22 billion driven by ongoing momentum in alternative strategies
Net income (controlling interest) of $110 million, Economic net income (controlling interest) of $225 million
Economic EPS of $8.23 increased 58% year-over-year, driven by strong organic growth and disciplined capital allocation
Repurchased approximately $186 million in common stock

JUPITER, FL, May 1, 2026 — AMG, a strategic partner to leading independent investment management firms globally, today reported its financial and operating results for the first quarter of 2026.

Jay C. Horgen, President and Chief Executive Officer of AMG, said:
“AMG generated excellent results in the first quarter, with year-over-year growth in Adjusted EBITDA and Economic earnings per share of 39% and 58%, respectively. Broad-based demand for our Affiliates' liquid alternative and private markets strategies generated record net client cash flows of more than $22 billion. With four consecutive quarters of strong inflows, AMG has reported approximately $52 billion in net flows, or an organic growth rate of 7%, over the last 12 months. These outstanding results reflect AMG’s focus on investing in areas of secular demand and the disciplined execution of our capital allocation strategy.

“We continue to deploy our capital and resources toward firms and initiatives aligned with long-term growth trends to further accelerate the evolution of our business. In January, we completed our investment in BBH Credit Partners, Brown Brothers Harriman's leading taxable fixed income and credit franchise, including its differentiated structured credit platform. In February, we entered into a new partnership with HighBrook Investors, a private markets manager specializing in thematic opportunities in real estate assets, and made an additional investment in Garda Capital Partners, a leading liquid alternatives manager specializing in fixed income relative value strategies, and an Affiliate since 2019.

“We entered 2026 in a position of strength, and our first quarter results reflect our ongoing strong business momentum. With our excellent capital position, the growing cash flow generation of our business, and our unique partnership approach, we remain confident in our ability to deploy capital to create incremental long-term value for our Affiliates, clients, and shareholders.”

FINANCIAL HIGHLIGHTS	Three Months Ended
(in millions, except as noted and per share data)	3/31/2025	3/31/2026
Operating Performance Measures
AUM (at period end, in billions)	$712.2	$882.0
Average AUM (in billions)	712.1	881.7
Net client cash flows (in billions)	(0.4)	22.5
Aggregate fees	1,270.4	1,909.9
Financial Performance Measures
Net income (controlling interest)	$72.4	$110.4
Earnings per share (diluted)(1)	2.20	3.84
Supplemental Performance Measures(2)
Adjusted EBITDA (controlling interest)	$228.2	$317.3
Economic net income (controlling interest)	158.7	224.6
Economic earnings per share	5.20	8.23

For additional information on our Supplemental Performance Measures, including reconciliations to GAAP, see the Financial Tables and Notes.

Capital Management
During the first quarter of 2026, the Company repurchased approximately $186 million in common stock. Subsequently, the Company announced a first-quarter cash dividend of $0.01 per share of common stock, payable May 26, 2026 to stockholders of record as of the close of business on May 11, 2026.

About AMG
AMG (NYSE: AMG) is a strategic partner to leading independent investment management firms globally. AMG’s strategy is to generate long‐term value by investing in high-quality independent partner-owned firms, through a proven partnership approach, and allocating resources across AMG's unique opportunity set to the areas of highest growth and return. Through its distinctive approach, AMG magnifies its Affiliates' existing advantages and actively supports their independence and ownership culture. As of March 31, 2026, AMG’s aggregate assets under management were approximately $882 billion across a diverse range of private markets, liquid alternative, and differentiated long-only investment strategies. For more information, please visit the Company’s website at www.amg.com.

Conference Call, Replay, and Presentation Information
A conference call will be held with AMG’s management at 8:00 a.m. Eastern time today. Parties interested in listening to the conference call should dial 1-877-407-8291 (U.S. calls) or 1-201-689-8345 (non-U.S. calls) shortly before the call begins.

The conference call will also be available for replay beginning approximately one hour after the conclusion of the call. To hear a replay of the call, please dial 1-877-660-6853 (U.S. calls) or 1-201-612-7415 (non-U.S. calls) and provide conference ID 13759783. The live call and replay of the session and a presentation highlighting the Company's performance can also be accessed via AMG’s website at https://ir.amg.com/.

Financial Tables Follow

ASSETS UNDER MANAGEMENT BY STRATEGY - STATEMENT OF CHANGES (in billions)

	Alternatives		Differentiated Long-Only
QUARTER TO DATE	Private Markets	Liquid Alternatives	Equities	Multi-Asset & Fixed Income	Total
AUM, December 31, 2025	$146.0	$227.2	$312.1	$128.0	$813.3
Client cash inflows and commitments	4.3	30.9	15.0	12.5	62.7
Client cash outflows	(0.1)	(6.3)	(24.1)	(9.7)	(40.2)
Net client cash flows	4.2	24.6	(9.1)	2.8	22.5
New investments(i)	2.6	10.1	—	47.1	59.8
Market changes	(0.4)	(1.0)	(3.4)	(1.1)	(5.9)
Foreign exchange	(0.3)	(1.0)	(1.7)	(0.4)	(3.4)
Realizations and distributions (net)	(1.8)	(0.0)	(0.0)	(0.2)	(2.0)
Other	(2.3)	1.6	(0.1)	(1.5)	(2.3)
AUM, March 31, 2026	$148.0	$261.5	$297.8	$174.7	$882.0
_________________________
(i) Attributable to BBH Credit Partners and HighBrook Investors as of their respective closing dates.

CONSOLIDATED STATEMENTS OF INCOME

	Three Months Ended
(in millions, except per share data)	3/31/2025	3/31/2026
Consolidated revenue	$496.6	$544.9

Consolidated expenses:
Compensation and related expenses	230.3	287.1
Selling, general and administrative	94.7	107.4
Intangible amortization and impairments	83.3	49.2
Interest expense	34.1	38.4
Depreciation and other amortization	2.8	2.5
Other expenses (net)	11.7	21.3
Total consolidated expenses	456.9	505.9

Equity method income (net)(3)	75.3	147.4
Investment and other income	11.6	6.5
Income before income taxes	126.6	192.9

Income tax expense	27.4	46.5
Net income	99.2	146.4

Net income (non-controlling interests)	(26.8)	(36.0)
Net income (controlling interest)	$72.4	$110.4

Average shares outstanding (basic)	29.2	26.8
Average shares outstanding (diluted)	32.6	27.5

Earnings per share (basic)	$2.48	$4.12
Earnings per share (diluted)(1)	$2.20	$3.84

RECONCILIATIONS OF SUPPLEMENTAL PERFORMANCE MEASURES(2)

	Three Months Ended
(in millions, except per share data)	3/31/2025	3/31/2026
Net income (controlling interest)	$72.4	$110.4
Intangible amortization and impairments	85.8	69.1
Intangible-related deferred taxes	(0.7)	4.6
Other economic items(4)	1.2	40.5
Economic net income (controlling interest)	$158.7	$224.6

Average shares outstanding (adjusted diluted)	30.5	27.3
Economic earnings per share	$5.20	$8.23

Net income (controlling interest)	$72.4	$110.4
Interest expense	34.1	38.3
Income taxes	30.3	49.9
Intangible amortization and impairments	85.8	69.1
Other items(4)	5.6	49.6
Adjusted EBITDA (controlling interest)	$228.2	$317.3
See Notes for additional information.

CONSOLIDATED BALANCE SHEETS

	Period Ended
(in millions)	12/31/2025	3/31/2026
Assets
Cash and cash equivalents	$586.0	$376.1
Receivables	496.2	871.4
Investments	711.6	720.6
Goodwill	2,531.2	2,524.1
Acquired client relationships (net)	1,639.3	1,585.7
Equity method investments in Affiliates (net)	2,870.4	2,965.8
Fixed assets (net)	54.4	69.7
Other assets	318.3	282.7
Total assets	$9,207.4	$9,396.1

Liabilities and Equity
Payables and accrued liabilities	$806.9	$1,097.5
Debt	2,691.3	2,918.6
Deferred tax liability (net)	533.1	479.1
Other liabilities	754.0	653.0
Total liabilities	4,785.3	5,148.2

Redeemable non-controlling interests	246.8	264.0
Equity:
Common stock	0.6	0.6
Additional paid-in capital	616.1	554.7
Accumulated other comprehensive loss	(106.8)	(117.7)
Retained earnings	7,615.4	7,725.5
	8,125.3	8,163.1
Less: treasury stock, at cost	(4,886.9)	(5,073.3)
Total stockholders’ equity	3,238.4	3,089.8
Non-controlling interests	936.9	894.1
Total equity	4,175.3	3,983.9
Total liabilities and equity	$9,207.4	$9,396.1

Notes

(1)    Earnings per share (diluted) adjusts for the dilutive effect of the potential issuance of incremental shares of our common stock.

We assume the settlement of all of our Redeemable non-controlling interests using the maximum number of shares permitted under our arrangements. The issuance of shares and the related income acquired are excluded from the calculation if an assumed purchase of Redeemable non-controlling interests would be anti-dilutive to diluted earnings per share.

We are required to apply the if-converted method to our formerly outstanding junior convertible securities when calculating Earnings per share (diluted) for the period in which they were outstanding. Under the if-converted method, shares that are issuable upon conversion are deemed outstanding, regardless of whether the securities are contractually convertible into our common stock at that time. For this calculation, the interest expense (net of tax) attributable to these dilutive securities is added back to Net income (controlling interest), reflecting the assumption that the securities have been converted. Issuable shares for these securities and related interest expense are excluded from the calculation if an assumed conversion would be anti-dilutive to diluted earnings per share. Our obligations under the junior convertible securities were fully settled in cash in January 2026, following which there were no longer any junior convertible securities outstanding.

The following table provides a reconciliation of the numerator and denominator used in the calculation of basic and diluted earnings per share:

	Three Months Ended
(in millions)	3/31/2025	3/31/2026
Numerator
Net income (controlling interest)	$72.4	$110.4
Loss from hypothetical settlement of Redeemable non-controlling interests, net of taxes	(3.9)	(5.1)
Interest expense on junior convertible securities, net of taxes	3.4	—
Net income (controlling interest), as adjusted	$71.9	$105.3
Denominator
Average shares outstanding (basic)	29.2	26.8
Effect of dilutive instruments:
Stock options and restricted stock units	1.3	0.5
Hypothetical issuance of shares to settle Redeemable non-controlling interests	0.4	0.2
Assumed issuance of junior convertible securities shares	1.7	—
Average shares outstanding (diluted)	32.6	27.5

(2)    As supplemental information, we provide non-GAAP performance measures of Adjusted EBITDA (controlling interest), Economic net income (controlling interest), and Economic earnings per share. We believe that many investors use our Adjusted EBITDA (controlling interest) when comparing our financial performance to other companies in the investment management industry. Management utilizes these non-GAAP performance measures to assess our performance before our share of certain non-cash GAAP expenses primarily related to the acquisition of interests in Affiliates and to improve comparability between periods. Economic net income (controlling interest) and Economic earnings per share are used by management and our Board of Directors as our principal performance benchmarks, including as one of the measures for determining executive compensation. These non-GAAP performance measures are provided in addition to, but not as a substitute for, Net income (controlling interest), Earnings per share, or other GAAP performance measures. For additional information on our non-GAAP measures, see our most recent Annual and Quarterly Reports on Form 10-K and 10-Q, respectively, which are accessible on the SEC's website at www.sec.gov.

Adjusted EBITDA (controlling interest) represents our performance before our share of interest expense, income and certain non-income based taxes, depreciation, amortization, impairments, gains and losses related to Affiliate transactions, and non-cash items such as certain Affiliate equity-related activities, gains and losses on our contingent payment obligations, and unrealized gains and losses on seed capital, general partner commitments, and other strategic investments. Adjusted EBITDA (controlling interest) is also adjusted to include realized economic gains and losses related to these seed capital, general partner commitments, and other strategic investments.

Under our Economic net income (controlling interest) definition, we adjust Net income (controlling interest) for our share of pre-tax intangible amortization and impairments related to intangible assets (including the portion attributable to equity method investments in Affiliates) because these expenses do not correspond to the changes in the value of these assets, which do not diminish predictably over time. We also adjust for deferred taxes attributable to intangible assets because we believe it is unlikely these accruals will be used to settle material tax obligations. Further, we adjust for gains and losses related to Affiliate transactions, net of tax, and other economic items. Other economic items include certain Affiliate equity-related activities, gains and losses related to contingent payment obligations, tax windfalls and shortfalls from share-based compensation, unrealized gains and losses on seed capital, general partner commitments, and other strategic investments, and realized economic gains and losses related to these seed capital, general partner commitments, and other strategic investments.

Economic earnings per share represents Economic net income (controlling interest) divided by the Average shares outstanding (adjusted diluted). In this calculation, we exclude the potential shares issued upon settlement of Redeemable non-controlling interests from Average shares outstanding (adjusted diluted) because we intend to settle those obligations without issuing shares, consistent with all prior Affiliate equity purchase transactions. The potential share issuance in connection with our former junior convertible securities is measured using a “treasury stock” method. Under this method, only the net number of shares of common

Notes (continued)

stock equal to the value of the junior convertible securities in excess of par, if any, are deemed to be outstanding. We believe the inclusion of net shares under a treasury stock method best reflects the benefit of the increase in available capital resources (which could be used to repurchase shares of our common stock) that occurs when these securities are converted and we are relieved of our debt obligation.

The following table provides a reconciliation of Average shares outstanding (adjusted diluted):

	Three Months Ended
(in millions)	3/31/2025	3/31/2026
Average shares outstanding (diluted)	32.6	27.5
Hypothetical issuance of shares to settle Redeemable non-controlling interests	(0.4)	(0.2)
Assumed issuance of junior convertible securities shares	(1.7)	—
Dilutive impact of junior convertible securities shares	—	—
Average shares outstanding (adjusted diluted)	30.5	27.3

(3)    The following table presents pre-tax equity method earnings, equity method intangible amortization and impairments, and equity method income tax, which in aggregate form Equity method income (net):

	Three Months Ended
(in millions)	3/31/2025	3/31/2026
Pre-tax equity method earnings	$99.5	$186.2
Equity method intangible amortization and impairments	(18.6)	(34.6)
Equity method income tax	(5.6)	(4.2)
Equity method income (net)	$75.3	$147.4

(4)    For the three months ended March 31, 2026, the increase in other economic items and other items was predominantly the result of Affiliate equity-related activities.

Forward-Looking Statements and Other Matters
Certain matters discussed in this press release issued by Affiliated Managers Group, Inc. (“AMG” or the “Company”) may constitute forward-looking statements within the meaning of the federal securities laws. These statements include, but are not limited to, statements related to our expectations regarding the performance of our business, our financial results, our liquidity and capital resources, and other non-historical statements. You can identify these forward-looking statements by the use of words such as “outlook,” “guidance,” “believes,” “expects,” “potential,” “preliminary,” “continues,” “may,” “will,” “should,” “seeks,” “approximately,” “predicts,” “projects,” “positioned,” “prospects,” “intends,” “plans,” “estimates,” “pending investments,” “anticipates,” or the negative version of these words or other comparable words. Actual results and the timing of certain events could differ materially from those projected in or contemplated by the forward-looking statements due to a number of factors, including changes in the securities or financial markets or in general economic conditions, legal or regulatory changes, global trade tensions and changes in trade policies, the availability of equity and debt financing, competition for acquisitions of interests in investment management firms, uncertainties relating to closing of pending investments or transactions and potential changes in the anticipated benefits thereof, the investment performance and growth rates of our Affiliates and their ability to effectively market their investment strategies, the mix of Affiliate contributions to our earnings, and other risks, uncertainties, and assumptions, including those described under the section entitled “Risk Factors” in our most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. Such factors may be updated from time to time in our periodic filings with the SEC. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this press release and in our filings with the SEC. We undertake no obligation to publicly update or review any forward-looking statements, whether as a result of new information, future developments, or otherwise, except as required by applicable law.

This press release does not constitute an offer of any products, investment vehicles, or services of any AMG Affiliate.

From time to time, AMG may use its website as a distribution channel of material Company information. AMG routinely posts financial and other important information regarding the Company in the Investor Relations section of its website at www.amg.com and encourages investors to consult that section regularly.